Sixth Amendment to
Loan Agreement

Borrowers:	CalAmp Corp., a Delaware corporation
CalAmp Wireless Networks Corporation (formerly Dataradio
Corporation), a Delaware corporation

Address:	1401 N. Rice Avenue
Oxnard, California 93030

Date:	May 7, 2012

     THIS SIXTH AMENDMENT TO LOAN AGREEMENT is entered into between SQUARE 1 BANK (“Lender”) and the borrowers named above (jointly and severally, the “Borrower”).

     The Parties agree to amend the Loan and Security Agreement between them, dated December 22, 2009 (as amended, the “Loan Agreement”), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

     1. EBITDA Covenant. The portion of the table in Section 5 of the Schedule to the Loan Agreement which sets forth Minimum EBITDA is amended by adding the following to the end of such table:

Six Months Ending	Minimum EBITDA
3/26/2012	$2,500,000
4/23/2012	$2,500,000
5/28/2012	$2,500,000
6/25/2012	$2,500,000
7/23/2012	$2,500,000
8/27/2012	$2,500,000
9/24/2012	$2,500,000
10/22/2012	$2,500,000
11/26/2012	$2,500,000
12/24/2012	$2,500,000
1/21/2013	$2,500,000
2/25/2013	$2,500,000

Amendment to Loan Agreement

     2. Definition of “Debt Service Coverage Ratio”. The definition of “Debt Service Coverage Ratio” in Section 5 of the Schedule to the Loan Agreement, which presently reads as follows:

“As used herein, ‘Debt Service Coverage Ratio’ means the ratio of

“(i) Borrower’s EBITDA for the Applicable Period, minus Borrower’s capital expenditures actually made (other than capital expenditures which are financed) for the Applicable Period,

“TO

“(ii) the sum of (A) the Term Loan principal payments falling due in the next 12 months following the end of the Applicable Period, plus (B) interest on the Revolving Loans and the Term Loan for the Applicable Period.”

     is amended to read as follows:

“As used herein, ‘Debt Service Coverage Ratio’ means the ratio of

“(i) Borrower’s EBITDA for the Applicable Period, minus each of the following for the Applicable Period: (A) Borrower’s capital expenditures actually made (other than capital expenditures which are financed); and (B) cash payments on Subordinated Debt (including without limitation principal payments, interest payments and other payments),

“TO

“(ii) the sum of (A) the Term Loan principal payments falling due in the next 12 months following the end of the Applicable Period, plus (B) interest on the Revolving Loans and the Term Loan for the Applicable Period.

“Nothing above implies any consent by the Lender to any payments on any Subordinated Debt, which payments shall continue to be governed by the applicable subordination agreement.”

Amendment to Loan Agreement

     3. Consent to Navman Acquisition. Subject to the terms and conditions hereof, Lender hereby consents to Borrower’s entering into and consummating the transaction set forth in the Asset Purchase Agreement dated as of May 7, 2012 by and between CalAmp Wireless Networks Corporation, Navman Wireless North America LP and Navman Wireless New Zealand (with such agreement being referred to herein as the “Navman APA” and such acquisition transaction being referred to as the “Navman Acquisition”). As conditions to the consent of Lender herein, (a) Borrower shall cause to be delivered to Lender a fully executed Debt Subordination Agreement Upon Acceleration Event Only dated on or about May 7, 2012 between Borrower and Navman Wireless Networks Corporation; (b) with respect to the Assets (as defined in the Navman APA), no lien or encumbrance shall be in effect with respect thereto other than a Permitted Lien under the Loan Agreement; and (c) no Default or Event of Default shall otherwise arise or be in effect as of the date of the consummation of the Navman Acquisition or shall arise immediately thereafter. Further, Borrower covenants and agrees to provide to Lender a complete copy of all executed documents and agreements delivered in connection with the closing of the Navman Acquisition.

     4. Certain Royalty Payments. The following new clause (xvi-1) is hereby added to Section 5.5 of the Loan Agreement, following clause (xvi):

“(xvi-1) Upon the closing of the Navman Acquisition (as defined in the Sixth Amendment to the Loan Agreement dated May 7, 2012), Borrower may only pay any royalties or similar payments in connection with the transactions as contemplated thereunder as long as (a) the Supply Agreement (as defined in the Asset Purchase Agreement dated as of May 7, 2012 by and between CalAmp Wireless Networks Corporation, Navman Wireless North America LP and Navman Wireless New Zealand) remains in force and effect and is not terminated and (b) if applicable, such payments are otherwise made in accordance with the terms and provisions of the Debt Subordination Agreement Upon Acceleration Event Only dated on or about May 7, 2012 between Borrower and Navman Wireless Networks Corporation; or”

     5. Merger of Borrower into Another Borrower. Borrower has previously informed Lender that CalAmp Products, Inc. has merged with and into CalAmp Wireless Networks Corporation, pursuant to the Certificate of Merger filed with the Delaware Secretary of State and effective March 30, 2012, a copy of which has been provided to Lender. This is a permitted action under Section 5.1(i) of the Loan Agreement with the requisite notice as set forth therein. Accordingly, CalAmp Products, Inc. is no longer a separate Borrower entity under the Loan Agreement.

     6. Representations True. Borrower represents and warrants to Lender that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date.

Amendment to Loan Agreement

     7. General Release. In consideration for Lender entering into this Amendment, Borrower hereby irrevocably releases and forever discharges Lender, and its successors, assigns, agents, shareholders, directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, affiliates, participants, and each of them (collectively, the “Releasees”), from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, known and unknown, which Borrower now has or at any time may hold, by reason of any matter, cause or thing occurred, done, omitted or suffered to be done prior to the date of this Amendment (collectively, the “Released Claims”). Borrower hereby irrevocably waives the benefits of any and all statutes and rules of law to the extent the same provide in substance that a general release does not extend to claims which the creditor does not know or suspect to exist in its favor at the time of executing the release, and Borrower irrevocably waives any benefits it may have under California Civil Code Section 1542 which provides: "A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor. Borrower represents and warrants that it has not assigned to any other Person any Released Claim, and agrees to indemnify Lender against any and all actions, demands, obligations, causes of action, decrees, awards, claims, liabilities, losses and costs, including but not limited to reasonable attorneys' fees of counsel of Lender’s choice and costs, which Lender may sustain or incur as a result of a breach or purported breach of the foregoing representation and warranty.

     8. Governing Law; Jurisdiction; Venue. This Amendment and all acts, transactions, disputes and controversies arising hereunder or relating hereto, and all rights and obligations of the parties shall be governed by, and construed in accordance with, the internal laws (and not the conflict of laws rules) of the State of California. All disputes, controversies, claims, actions and other proceedings involving, directly or indirectly, any matter in any way arising out of, related to, or connected with, this Amendment or the relationship between Borrower and Lender, and any and all other claims of Borrower against Lender of any kind, shall be brought only in a court located in Los Angeles County, California, and each party consents to the jurisdiction of any such court and the referee referred to in Section 9.20 of the Loan Agreement, and waives any and all rights the party may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding, including, without limitation, any objection to venue or request for change in venue based on the doctrine of forum non conveniens; provided that, notwithstanding the foregoing, nothing herein shall limit the right of Lender to bring proceedings against Borrower in the courts of any other jurisdiction. Borrower consents to service of process in any action or proceeding brought against it by Lender, by personal delivery, or by mail addressed as set forth in the Loan Agreement or by any other method permitted by law.

     9. Dispute Resolution. The provisions of Section 9.20 of the Loan Agreement relating to dispute resolution shall apply to this Amendment, and the terms thereof are incorporated herein by this reference.

     10. General Provisions. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Lender and Borrower, and the other written documents and agreements between Lender and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Lender and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

Amendment to Loan Agreement

     11. Mutual Waiver of Jury Trial. LENDER AND BORROWER EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT IT MAY BE WAIVED. EACH OF THE PARTIES, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AMENDMENT OR ANY RELATED INSTRUMENT OR LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), ACTION OR INACTION OF ANY OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY LENDER OR BORROWER, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM. IF FOR ANY REASON THE PROVISIONS OF THIS SECTION ARE VOID, INVALID OR UNENFORCEABLE, THE SAME SHALL NOT AFFECT ANY OTHER TERM OR PROVISION OF THIS AMENDMENT, AND ALL OTHER TERMS AND PROVISIONS OF THIS AMENDMENT SHALL BE UNAFFECTED BY THE SAME AND CONTINUE IN FULL FORCE AND EFFECT.

[Signatures on Next Page]

-4

Amendment to Loan Agreement

Borrowers:

CalAmp Corp.

By	/s/ Richard Vitelle
Name	Richard Vitelle
Title	VP Finance & CFO

CalAmp Wireless Networks Corporation

By	/s/ Garo Sarkissian
Name	Garo Sarkissian
Title	Vice President

Lender:

Square 1 Bank

By	/s/ Mike Griffin
Title	VP